SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                         _______________

                           FORM 8-A/A
                         AMENDMENT NO. 6

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(B) OR (G)
             OF THE SECURITIES EXCHANGE ACT OF 1934
                         _______________

                       EOG RESOURCES, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                         47-0684736
 (State or Other Jurisdiction             (IRS Employer
      of Incorporation or             Identification Number)
         Organization)


        333 Clay Street
          Suite 4200                        77002-4103
        Houston, Texas
(Address of Principal Executive             (Zip Code)
           Offices)


If this form relates to the      If this form relates to the
registration of a class of       registration of a class of
securities pursuant to           securities pursuant to Section
Section 12(b) of the Exchange    12(g) of the Exchange Act and
Act and is effective pursuant    is effective pursuant to
to General Instruction A.(c),    General Instruction A.(d),
please check the following box.  please check the following box.

Securities Act registration statement file number to which this form relates:
     (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class to be so     Name of Each Exchange on Which
          Registered              Each Class is to be Registered
Preferred Share Purchase Rights      New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                              None
                      (Title of Each Class)



          The undersigned registrant hereby amends its registration statement on Form 8-A filed with the Securities and Exchange Commission on February 18, 2000, as follows:

          Item 1.  Amended and Restated Description of Securities to be
Registered.

          On June 15, 2005, EOG Resources, Inc., a Delaware corporation (the "Company"), entered into an amendment (the "Amendment") to its Rights Agreement, dated as of February 14, 2000, as amended, between the Company and EquiServe Trust Company, N.A. (as Rights Agent) (the "Rights Agreement") to modify the definition of "Qualified Institutional Investor" and to amend the Rights Agreement in certain other respects. Under the terms of the Amendment, a Qualified Institutional Investor is an institution that meets the following requirements: (1) such institutional investor is described in Rule 13d-1(b)(1) promulgated under the Securities Exchange Act of 1934 and is eligible to report (and, if such institutional investor beneficially owns greater than 5% of the Company's common stock, par value $.01 per share (the "Company Common Stock"), then outstanding, does in fact report) beneficial ownership of Company Common Stock on Schedule 13G; (2) such institutional investor is not required to file a Schedule 13D (or any successor or comparable report) with respect to its beneficial ownership of the Company Common Stock; and (3) such institutional investor shall "Beneficially Own" less than 15% of the Company Common Stock then outstanding; provided, however, that a Person who would constitute a Qualified Institutional Investor except for its failure to satisfy clause (3) above shall nonetheless constitute a Qualified Institutional Investor if (A) such Person or an Affiliate of such Person shall have, as of December 31, 2004, reported beneficial ownership of greater than 5% of the Company Common Stock for a period of two consecutive years and shall thereafter continuously beneficially own greater than 5% of the Company Common Stock then outstanding prior to the time of determination, (B) such Person shall be the Beneficial Owner of less than 15% of the Company Common Stock then outstanding (including in such calculation the holdings of all such Person's Affiliates and Associates other than those which, under published interpretations of the SEC or its Staff, are eligible to file separate reports on Schedule 13G with respect to their beneficial ownership of the Company Common Stock), and (C) such Person shall be the Beneficial Owner of less than 30% of the Company Common Stock then outstanding (including in such calculation the holdings of all such Person's Affiliates and Associates). Under the terms of the Rights Agreement, a "Person" (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any entity holding Company Common Stock for or pursuant to the terms of any such plan) who does not meet the aforementioned exception is deemed an "Acquiring Person" if such Person is the Beneficial Owner of 10% or more of the Company Common Stock.

          The foregoing description is qualified in its entirety by reference to the Rights Agreement and the Amendment which are incorporated herein by reference.

          Item 2.  Exhibits.

          1.  Rights Agreement, dated as of February 14, 2000, between
              EOG Resources, Inc. and First Chicago Trust Company of
              New York, as rights agent (incorporated herein by reference to Exhibit 1 to EOG Resources' Registration Statement on Form 8-A, filed February 18, 2000).

          2. Amendment, dated as of December 13, 2001, to the Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 2 to Amendment No. 1 to EOG Resources' Registration Statement on Form 8-A/A, filed December 14, 2001).

          3.  Letter, dated December 13, 2001, from First Chicago
              Trust Company of New York to EOG Resources, Inc. resigning as rights agent effective January 12, 2002 (incorporated herein by reference to Exhibit 3 to Amendment No. 2 to EOG Resources' Registration Statement on Form 8-A/A, filed February 7, 2002).

          4. Amendment, dated as of December 20, 2001, to the Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 4 to Amendment No. 2 to EOG Resources' Registration Statement on Form 8-A/A, filed February 7, 2002).

          5.  Letter, dated December 20, 2001, from EOG Resources,
              Inc. to EquiServe Trust Company, N.A. appointing EquiServe Trust Company, N.A. as successor rights agent (incorporated herein by reference to Exhibit 5 to Amendment No. 2 to EOG Resources' Registration Statement on Form 8-A/A, filed February 7, 2002).

          6.  Amendment, dated as of April 11, 2002, to the Rights
              Agreement, dated as of February 14, 2000, as amended, between EOG Resources, Inc. and EquiServe Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K filed April 12, 2002).

          7. Amendment, dated as of December 10, 2002, to the Rights Agreement, dated as of February 14, 2000, as amended, between EOG Resources, Inc. and EquiServe Trust Company, N.A., as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K filed December 11, 2002).

          8. Amendment, dated as of February 24, 2005, to the Rights Agreement, dated as of February 14, 2000, as amended, between EOG Resources, Inc. and EquiServe Trust Company, N.A., as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K filed February 25, 2005).

          9.  Amendment, dated as of June 15, 2005, to the Rights
              Agreement, dated as of February 14, 2000, as amended, between EOG Resources, Inc. and EquiServe Trust Company, N.A., as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K filed June 21, 2005).


                            SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              EOG RESOURCES, INC.


Dated:   June 28, 2005       By:   /s/ TIMOTHY K. DRIGGERS
                                   Name:  Timothy K. Driggers
                                   Title: Vice President and Chief
                                           Accounting Officer



                          EXHIBIT INDEX

1. Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 1 to EOG's Registration Statement on Form 8-A, filed February 18,
     2000).

2. Amendment, dated as of December 13, 2001, to the Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 2 to Amendment No. 1 to EOG's Registration Statement on Form 8-A/A, filed December 14,
     2001).

3.   Letter dated December 13, 2001, from First Chicago Trust
     Company of New York to EOG Resources, Inc. resigning as rights agent effective January 12, 2002 (incorporated herein by reference to Exhibit 3 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

4. Amendment, dated as of December 20, 2001, to the Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 4 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7,
     2002).

5. Letter dated December 20, 2001, from EOG Resources, Inc. to EquiServe Trust Company, N.A. appointing EquiServe Trust Company, N.A. as successor rights agent (incorporated herein by reference to Exhibit 5 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

6.   Amendment, dated as of April 11, 2002, to the Rights
     Agreement, dated as of February 14, 2000, as amended, between EOG Resources, Inc. and EquiServe Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K filed April 12, 2002).

7.   Amendment, dated as of December 10, 2002, to the Rights
     Agreement, dated as of February 14, 2000, as amended, between EOG Resources, Inc. and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company's report on Form 8-K filed December 11, 2002).

8.   Amendment, dated as of February 24, 2005, to the Rights
     Agreement, dated as of February 14, 2000, as amended, between EOG Resources, Inc. and EquiServe Trust Company, N.A., as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K filed February 25, 2005).

9.   Amendment, dated as of June15, 2005, to the Rights
     Agreement, dated as of February 14, 2000, as amended, between EOG Resources, Inc. and EquiServe Trust Company, N.A., as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K filed June 21, 2005).